Exhibit 10.34

Amendment to Employment Agreement

Reference is made to the Employment Agreement entered into between New Energy Systems Group and Weihe Yu on November 1, 2009 (“Employment Agreement”). Pursuant to negotiation, the parties agree to amend the Employment Agreement as follows:

1.	Weihe Yu Shall keep serving as the Company’s Chairman of the Board of Directors and CEO;
2.	Weihe Yu’s salary shall be changed from RMB15,000 per month to RMB120,000 per month;
3.	The rest of the benefits shall remain the same.

New Energy System Group

By:	/s/ Weihe Yu
September 1, 2011